Exhibit 99.1

Revance Reports Third Quarter 2022 Financial Results,
Provides Corporate Update
–Received FDA approval for DAXXIFY™ (DaxibotulinumtoxinA-lanm) for injection for the treatment of glabellar lines

–Q3 total revenue of $29.0 million, a YoY increase of 47% with RHA® Collection revenue of $26.1 million, a YoY increase of 43%

–Aesthetic accounts across products and services totaled over 4,500 at quarter-end

–Completed $230 million follow-on offering, ending the third quarter with $378.6 million in cash, cash equivalents and short-term investments

–Submitted sBLA for DAXXIFY™ for the treatment of cervical dystonia, with anticipated PDUFA date in 2023

–Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn., November 8, 2022 - Revance Therapeutics, Inc. (Nasdaq: RVNC), today reported financial results for the third quarter ended September 30, 2022 and provided a corporate update.

Financial Highlights
•Revenue for the third quarter ended September 30, 2022 was $29.0 million, representing a 46.9% increase from $19.7 million for the same period in 2021, primarily due to increased sales of the RHA® Collection of dermal fillers. Revenue for the third quarter included $26.1 million of product revenue from the RHA® Collection of dermal fillers, $2.0 million of service revenue from OPUL® and the legacy HintMD fintech platform, and $1.0 million of collaboration revenue. Revenue for the nine months ended September 30, 2022 totaled $82.6 million compared to $51.8 million for the same period in 2021.

•Selling, general and administrative (SG&A) expenses for the three months and nine months ended September 30, 2022 were $65.8 million and $158.7 million compared to $52.8 million and $152.4 million, respectively, for the same periods in 2021, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The quarterly increase was primarily due to higher sales and marketing expenses. Excluding depreciation, amortization and stock-based compensation, non-GAAP SG&A expenses were $51.5 million and $127.6 million, respectively, for the three and nine months ended September 30, 2022.

•Research and development (R&D) expenses for the three and nine months ended September 30, 2022 were $26.1 million and $81.7 million compared to $30.1 million and $86.8 million, respectively, for the same periods in 2021. The quarterly decrease was primarily due to lower clinical trial and regulatory costs. Excluding depreciation, amortization and stock-based compensation, non-GAAP R&D expenses were $20.8 million and $66.6 million, respectively, for the three and nine months ended September 30, 2022.

•Total operating expenses for the three and nine months ended September 30, 2022 were $106.5 million and $280.2 million compared to $92.5 million and $264.9 million, respectively, for the same periods in 2021. Excluding cost of revenue, depreciation, amortization and stock-based compensation, non-GAAP operating expenses were $72.3 million and $194.2 million, respectively, for the three and nine months ended September 30, 2022.

•Net loss for the three and nine months ended September 30, 2022 was $84.7 million and $210.5 million, respectively, compared to a net loss of $74.4 million and $218.2 million, respectively, for the same periods in 2021.

•Cash, cash equivalents and short-term investments as of September 30, 2022 were $378.6 million.

“During the third quarter, we achieved the most significant milestone in the company’s history with the FDA approval of DAXXIFY™. This approval will allow us to advance our blockbuster potential in aesthetics while also providing the necessary foundation for the submission of our sBLA for DAXXIFY™ for cervical dystonia, our first therapeutic indication. Additionally, following DAXXIFY’s approval, we were able to successfully close an upsized financing that significantly bolstered our balance sheet,” said Mark J. Foley, Chief Executive Officer. “We are very pleased with our strong, Q3 results driven by account growth across products and services, increased account productivity, and the successful launch of RHA® Redensity.”

Foley continued, “Enthusiasm among consumers and injectors for DAXXIFY™ continues to be very encouraging as we prepare to kick off our early experience program, PrevU, in December at our Nashville headquarters, followed by full commercial launch in Q2. DAXXIFY™ is well-positioned to address the greatest unmet need with existing neuromodulators, insufficient duration, and is poised for meaningful growth in the U.S. aesthetics market with our proven prestige strategy and commercial track record. 2023 will be an exciting year for the company and I’d like to thank the entire Revance team for all of their hard work and commitment in delivering on our strong Q3 results.”

Third Quarter Highlights and Subsequent Updates

•The U.S. Food and Drug Administration (FDA) approved DAXXIFY™ for the temporary improvement of moderate to severe glabellar lines. DAXXIFY’s approved label includes the full 36-week efficacy data from Phase 3 SAKURA clinical program, positioning the product as the first and only peptide-formulated, long-acting neuromodulator that demonstrates a median duration of six months and up to nine months for some patients1- 6* ‡. DAXXIFY™ has the ability to deliver year-long results with as few as two treatments per year and has been proven to be effective, generally safe and well tolerated2-5 *. The company will initiate its early experience program, PrevU, in December, which is expected to continue through the first quarter of 2023, followed by commercial launch.

•RHA® Collection revenue increased 42.6% year-over-year to $26.1 million in the third quarter. Strong RHA® Collection revenue growth was driven by new account growth, increased account productivity, and the successful launch of RHA® Redensity for dynamic perioral rhytids (lip lines). The number of aesthetic accounts across the RHA® Collection and the company’s fintech platform continued to increase and totaled over 4,500 at the end of the third quarter.

•Gross payment volume (GPV) for fintech platforms totaled $164 million for the third quarter. Revance defines GPV as the total dollar amount of all transactions processed in the period through OPUL® and HintMD, net of refunds. GPV for the company’s fintech platforms was $164 million for the third quarter of 2022, representing a 24.8% increase from the same period in 2021, driven by new account growth. GPV for the trailing-twelve months ended September 30, 2022 totaled over $630 million.

•Closed a $230 million upsized public offering of common stock. On September 15, Revance closed its underwritten public offering of 9,200,000 shares of its common stock at a price to the public of $25.00 per share, generating net proceeds of $215.9 million. The company intends to use the net proceeds from the offering to fund the commercialization of DAXXIFY™, the growth of RHA® Collection of dermal fillers and OPUL®, and to begin to advance its therapeutics opportunity.

•Submitted supplemental biologics license application (sBLA) for DAXXIFY™ for the treatment of cervical dystonia. In October, Revance submitted a sBLA to expand the label indication for DAXXIFY™ to include cervical dystonia. The company anticipates a Prescription Drug User Fee Act (PDUFA) action target date in 2023. The sBLA submission is supported by data from the ASPEN Phase 3 clinical development program, which demonstrated that DAXXIFY™ was effective and generally safe and well tolerated in treating cervical dystonia, in addition to having a median duration of effect of 24 weeks with the 125 Unit dose group. The submission advances Revance’s therapeutics opportunity in the nearly $1 billion U.S. muscle movement disorder category.

•Prior-approval supplement (PAS) for Ajinomoto Biopharma Services accepted by the FDA. In October, the FDA accepted the company’s PAS submission for Ajinomoto Biopharma Services (Aji), Revance’s dual source, fill-finish, contract manufacturer for DAXXIFY™. The company anticipates the potential approval of the PAS in 2023 to support the scaled production of DAXXIFY™.

•David Hollander, MD, MBA, joins Revance as Chief Medical Officer (CMO). In October, Revance appointed David Hollander as the company’s CMO to support the company’s efforts in its aesthetics commercial launch, international regulatory strategy, therapeutics opportunity, and the biosimilar to Botox® program. Dr. Hollander will lead Revance’s clinical development, data science, medical affairs, scientific innovation, pharmacovigilance and regulatory affairs departments.

2022 Financial Outlook
Revance expects its 2022 GAAP and non-GAAP operating expenses to be on the upper end of its previously announced guidance ranges of $375 million to $400 million and $260 million to $280 million, respectively. With current cash, cash equivalents and short-term investments of $378.6 million, an additional $100 million of notes available for issuance through Athyrium Capital, and anticipated revenues and expenditures, management projects that the company’s U.S. aesthetics portfolio (DAXXIFY™, RHA® Collection, OPUL®) will be funded to cash flow breakeven.

Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on November 8, 2022 to discuss the results and provide a business update. Individuals interested in listening to the conference call may do so by registering via the webcast link in the investor relations section of the company's website at: www.revance.com.

To access the call by phone, please use this registration link (https://register.vevent.com/register/BI831767fc9c034c48bca1730bee31c848), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A webcast replay will be available in the investor relations section on the company's website for 90 days following the completion of the call.

* At least 50% of patients treated with DAXXIFY™ in SAKURA 1 and 2 had none or mild frown lines per investigator or patient assessments for 24 weeks and 23.9 weeks (6 months) or longer (respectively) after treatment.

‡ 5% of patients in SAKURA 1 and 3% of patients in SAKURA 2 achieved glabellar line severity of none or mild with DAXXIFY™ at Week 36 (9 months) per investigator’s assessment. In SAKURA 1 and 2, and SAKURA 3 Treatments 1 and 2, a total of 7.5%, 5.4%, 17.4%, 11.6% of treated patients had not returned to baseline severity per both investigator and patient assessment at 9 months.

INDICATION

DAXXIFY™ (DaxibotulinumtoxinA-lanm) for injection is an acetylcholine release inhibitor and neuromuscular blocking agent indicated for the temporary improvement in the appearance of moderate to severe glabellar lines associated with corrugator and/or procerus muscle activity in adult patients.

WARNING: DISTANT SPREAD OF TOXIN EFFECT

The effects of DAXXIFY™ and all botulinum toxin products may spread from the area of injection to produce symptoms consistent with botulinum toxin effects. These symptoms have been reported hours to weeks after injection. Swallowing and breathing difficulties can be life threatening and there have been reports of death. DAXXIFY™ is not approved for the treatment of spasticity or any conditions other than glabellar lines.

IMPORTANT SAFETY INFORMATION

Contraindications

DAXXIFY™ contraindications include hypersensitivity to any botulinum toxin preparation or any of the components in the formulation and infection at the injection site(s).

Warnings and Precautions

Please refer to Boxed Warning for Distant Spread of Toxin Effect.
The potency units of DAXXIFY™ are not interchangeable with other preparations of other botulinum toxin products. Recommended dose and frequency of administration should not be exceeded. Patients should seek immediate medical attention if respiratory, speech or swallowing difficulties occur. Use caution when administering to patients with pre-existing cardiovascular disease. Concomitant neuromuscular disorders may exacerbate clinical effects of treatment.

Adverse Reactions

The most commonly observed adverse reactions (≥1%) were headache (6%), eyelid ptosis (2%) and facial paresis (1%).

Drug Interactions

Co-administration of DAXXIFY™ and aminoglycoside antibiotics, anticholinergic agents or any other agents interfering with neuromuscular transmission or muscle relaxants should only be performed with caution as the effect of DAXXIFY™ may be potentiated. The effect of administering different botulinum neurotoxins during course of treatment with DAXXIFY™ is unknown.

Use in Specific Populations

DAXXIFY™ is not recommended for use in children or pregnant women.
Please see DAXXIFY™ full Prescribing Information, including Boxed Warning and Medication Guide (https://revance.com/wp-content/themes/allen-larson-theme/files/daxi-pi-and-med-guide.pdf).

About DAXXIFY™
DAXXIFY™ (DaxibotulinumtoxinA-lanm) for injection is the first and only FDA approved long-lasting peptide-formulated neuromodulator product for use in adults for the temporary improvement of moderate to severe frown lines (glabellar lines).1-2,7-11 DAXXIFY™ has the ability to deliver year-long results for patients with potentially only two treatments per year and has been proven to be effective, and generally safe and well tolerated.2-5 * DAXXIFY™ is powered by a cell-penetrating peptide technology (Peptide Exchange Technology™), Revance's proprietary, synthetic, 35-amino-acid stabilizing excipient with a highly positive charge, and is free of human serum albumin or animal-based components.1,2,11 Manufactured exclusively in the U.S., DAXXIFY™ is the first true innovation in neuromodulator product formulation in over 30 years.
Revance has evaluated this neuromodulator formulation in other Phase 2 clinical studies in aesthetics, including the full upper face, forehead lines and crow’s feet as well as in therapeutic indications, including cervical dystonia and upper limb spasticity. Learn more at RevanceAesthetics.com.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that elevate patient and physician experiences. Revance’s aesthetics portfolio of expertly created products and services, including DAXXIFY™ (DaxibotulinumtoxinA-lanm) for injection, the RHA® Collection of dermal fillers, and OPUL®, the first-of-its-kind Relational Commerce platform for aesthetic practices, deliver a differentiated and exclusive offering for the company’s elite practice partners and their consumers. Revance has also partnered with Viatris Inc. to develop a biosimilar to BOTOX®, which will compete in the existing short-acting neuromodulator marketplace. Revance’s therapeutics pipeline is currently focused on muscle movement disorders including evaluating DAXXIFY™ in two debilitating conditions, cervical dystonia and upper limb spasticity.

Revance is headquartered in Nashville, Tennessee, with additional office locations in Newark, Pleasanton and Irvine, California. Learn more at www.Revance.com or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

BOTOX® is a registered trademark of Allergan, Inc.

1.Data on File. DAXXIFY™ Package Insert. Newark, CA: Revance Therapeutics, Inc, 2022.
2.Fabi SG, Cohen JL, et al. DaxibotulinumtoxinA for Injection for the treatment of glabellar lines: efficacy results from SAKURA 3, a large, open-label, phase 3 safety study. Dermatol Surg. 2020. doi:10.1097/DSS.0000000000002531
3.Carruthers JD, Fagien S, et al. DaxibotulinumtoxinA for Injection for the treatment of glabellar lines: results from each of two multicenter, randomized, double-blind, placebo-controlled, phase 3 studies (SAKURA 1 and SAKURA 2). Plast Reconstr Surg. 2020;145(1):45-58.
4.Bertucci V, Solish N, et al. DaxibotulinumtoxinA for Injection has a prolonged duration of response in the treatment of glabellar lines: pooled data from two multicenter, randomized, double-blind, placebo-controlled, phase 3 studies (SAKURA 1 and SAKURA 2). J Am Acad Dermatol. 2020;82(4):838-845.
5.Green JB, Mariwalla K, Coleman K, et al. A large, open-label, phase 3 safety study of daxibotulinumtoxinA for injection in glabellar lines: a focus on safety from the SAKURA 3 study. Dermatol Surg. 2020. doi:10.1097/DSS.0000000000002463
6.Data on File. Protocols 1620301-303. Post Hoc Analysis. Newark, CA: Revance Therapeutics, Inc, 2021.
7.Xeomin. Prescribing Information. Merz Pharmaceuticals GmbH; 2020.
8.Dysport. Prescribing Information. Ipsen Biopharmaceuticals, Ltd; 2020.
9.Jeuveau. Prescribing Information. Evolus, Inc; 2020.
10.Botox Cosmetic. Prescribing Information. Allergan, Inc; 2020.
11.Waugh JM, Lee J, Dake MD, Browne D. Nonclinical and clinical experiences with CPP-based self-assembling peptide systems in topical drug development. Methods Mol Biol. 2011; 683:553-572.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our 2022 financial outlook, milestone expectations, future expenses, expected cash runway, expected cash-flow breakeven and financial performance; the anticipated PDUFA date of our sBLA submission; the timing of the potential approval of our PAS submission; potential benefits, safety, efficacy and duration of DAXXIFY™; the timing and success of our training program and the timing of the commercial launch of DAXXIFY™; differentiation and innovation of our products and services; our ability to set a new standard in aesthetics; use of proceeds from the offering; development of a biosimilar to BOTOX® with our partner, Viatris; our international expansion plans; our opportunity in aesthetics and therapeutics; statements about our business strategy, timeline and other goals, plans and prospects, including commercialization plans; and the outcomes for and experiences of patients; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: our ability to successfully commercialize DAXXIFY™ and to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL®; the results, timing, costs, and completion of our research and development activities and regulatory approvals; our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding future expenses, revenues and capital requirements, our financial performance and the economics of DAXXIFY™, the RHA® Collection of dermal fillers and OPUL®; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability and the ability of our partners to manufacture supplies for DAXXIFY™ and our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY™, the RHA® Collection of dermal fillers, OPUL® and our drug product candidates, if approved; reports of adverse events or safety concerns involving DAXXIFY™ or the RHA® Collection of dermal fillers; the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with privacy and data protection laws; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; our ability to continue obtaining and maintaining intellectual property protection for DAXXIFY™ and our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 28, 2022 and including, without limitation, our Form 10-Q for the quarter ended September 30, 2022, expected to be filed with the SEC on November 9, 2022. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$104,491	$110,623
Short-term investments	274,136	114,448
Accounts receivable, net	11,732	3,348
Inventories	17,178	10,154
Prepaid expenses and other current assets	8,057	7,544
Total current assets	415,594	246,117
Property and equipment, net	22,677	24,661
Goodwill	146,964	146,964
Intangible assets, net	42,866	55,334
Operating lease right-of-use assets	40,522	44,340
Finance lease right-of-use asset	10,021	—
Restricted cash	5,921	5,046
Other non-current assets	27,026	8,701
TOTAL ASSETS	$711,591	$531,163
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$744	$10,603
Accruals and other current liabilities	48,007	39,558
Deferred revenue, current	12,481	9,362
Finance lease liability, current	9,396	—
Operating lease liabilities, current	4,104	4,746
Derivative liability	—	3,020
Total current liabilities	74,732	67,289
Debt, non-current	378,889	280,635
Deferred revenue, non-current	75,254	74,152
Operating lease liabilities, non-current	35,518	39,131
Other non-current liabilities	1,485	1,485
TOTAL LIABILITIES	565,878	462,692
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized both as of September 30, 2022 and December 31, 2021; 82,286,868 and 71,584,057 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	82	72
Additional paid-in capital	1,754,513	1,466,369
Accumulated other comprehensive loss	(460)	(18)
Accumulated deficit	(1,608,422)	(1,397,952)
TOTAL STOCKHOLDERS’ EQUITY	145,713	68,471
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$711,591	$531,163

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$26,081	$18,296	$72,401	$46,982
Collaboration revenue	970	1,129	6,197	4,034
Service revenue	1,964	320	4,046	832
Total revenue	29,015	19,745	82,644	51,848
Operating expenses:
Cost of product revenue (exclusive of amortization)	8,681	5,827	24,130	15,453
Cost of service revenue (exclusive of amortization)	2,055	59	4,022	76
Selling, general and administrative	65,775	52,782	158,697	152,385
Research and development	26,103	30,095	81,745	86,787
Amortization	3,885	3,705	11,597	10,219
Total operating expenses	106,499	92,468	280,191	264,920
Loss from operations	(77,484)	(72,723)	(197,547)	(213,072)
Interest income	1,165	84	1,860	266
Interest expense	(6,917)	(1,571)	(12,722)	(4,700)
Changes in fair value of derivative liability	(875)	(20)	(980)	(98)
Other income (expense), net	118	(146)	(381)	(608)
Loss before income taxes	(83,993)	(74,376)	(209,770)	(218,212)
Income tax provision	(700)	—	(700)	—
Net loss	(84,693)	(74,376)	(210,470)	(218,212)
Unrealized loss	(74)	(1)	(442)	(3)
Comprehensive loss	$(84,767)	$(74,377)	$(210,912)	$(218,215)
Basic and diluted net loss	$(84,693)	$(74,376)	$(210,470)	$(218,212)
Basic and diluted net loss per share	$(1.17)	$(1.10)	$(3.00)	$(3.24)
Basic and diluted weighted-average number of shares used in computing net loss per share	72,208,285	67,782,033	70,215,148	67,297,954

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
SG&A expense:
GAAP SG&A expense	$65,775	$158,697
Adjustments:
Stock-based compensation	(13,245)	(27,937)
Depreciation and amortization	(1,037)	(3,189)
Non-GAAP SG&A expense	$51,493	$127,571

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
R&D expense:
GAAP R&D expense	$26,103	$81,745
Adjustments:
Stock-based compensation	(4,742)	(13,676)
Depreciation and amortization	(516)	(1,479)
Non-GAAP R&D expense	$20,845	$66,590

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Operating expense:
GAAP operating expense	$106,499	$280,191
Adjustments:
Stock-based compensation	(17,987)	(41,613)
Depreciation and amortization	(5,439)	(16,266)
Cost of revenue (exclusive of amortization)	(10,736)	(28,152)
Non-GAAP operating expense	$72,337	$194,160

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 510-279-6886
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara J. Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.